           As filed with the Securities and Exchange Commission on June 15, 2000
                                            Registration No. 333-
                                                                 ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               MYPOINTS.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                              7311                          93-3255692
(STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)
                                   100 CALIFORNIA STREET, 11TH FLOOR
                                        SAN FRANCISCO, CA 94111
                                            (415) 676-3700


               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 1999 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                               STEVEN M. MARKOWITZ
                             CHIEF EXECUTIVE OFFICER
                               MYPOINTS.COM, INC.
                        100 CALIFORNIA STREET, 11TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 676-3700


            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                              MARIO M. ROSATI, ESQ.
                          CHRISTOPHER D. MITCHELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

       IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [X]


                              --------------------

                               CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED
                                                                        MAXIMUM             PROPOSED
                                                     AMOUNT             OFFERING            MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO                 TO BE               PRICE             AGGREGATE            AMOUNT OF
          BE REGISTERED                            REGISTERED          PER SHARE         OFFERING PRICE      REGISTRATION FEE
--------------------------------------       -------------------       ---------       ------------------    ----------------
Common Stock, $0.001 par value , to be       2,500,000 shares (1)      $ 12.6250       $ 31,562,500.00 (2)      $ 8,333.00
issued under the 1999 Stock Plan             -------------------       ---------       ------------------    ----------------
Common Stock, $0.001 par value, to be
issued under the 1999 Employee Stock           200,000 shares (3)      $ 10.7313       $  2,146,260.00 (4)      $   567.00
Purchase Plan                                -------------------       ---------       ------------------    ----------------


               TOTAL REGISTRATION FEES:                                                                         $ 8,900.00
                                                                                                             ----------------


       (1) Represents shares of Common Stock which have become available for issuance under the Registrant's 1999 Stock Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on May 25, 2000 increasing the number of shares authorized for issuance thereunder by an aggregate of 2,500,000 shares.

       (2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 2,500,000 shares of Common Stock authorized for issuance pursuant to the 1999 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 8, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

       (3) Represents shares of Common Stock which have become available for issuance under the Registrant's 1999 Employee Stock Purchase Plan as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on May 25, 2000 increasing the number of shares authorized for issuance thereunder by an aggregate of 200,000 shares.

       (4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 8, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

             STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF
                              ADDITIONAL SECURITIES

       This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1999 Stock Plan and the 1999 Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-91965) (the "Previous Form S-8") filed by the Registrant with the Securities and Exchange Commission ("SEC"), including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

       (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 30, 2000.

       (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, as filed pursuant to Section 13 (a) of the Exchange Act on May 15, 2000.

       (c) Proxy Statement filed as of April 28, 2000 in connection with the Annual Meeting of Shareholders held on May 25, 2000.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

       The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

                                          SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on June 15, 2000.


                                        MYPOINTS.COM, INC.

                                      By: /s/ STEVEN M. MARKOWITZ
                                         -------------------------------------
                                         Steven M. Markowitz
                                         Chief Executive Officer and Chairman of
                                         the Board

                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven M. Markowitz and Layton Han, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                                TITLE                        DATE
-----------------------------------------     ---------------------------       -------------
                                              Chief Executive Officer and
/S/ STEVEN M. MARKOWITZ                       Chairman of the Board             June 15, 2000
-----------------------------------------
Steven M. Markowitz

                                              Director and President
-----------------------------------------
Robert C. Hoyler

/S/ LAYTON HAN                                Vice President, Business
-----------------------------------------     Development and Interim
Layton Han                                    Chief Financial Officer
                                              (Principal Financial and
                                              Accounting Officer)               June 15, 2000

/S/ MARIO M. ROSATI                           Director and Secretary            June 15, 2000
-----------------------------------------
Mario M. Rosati

/S/ HOWARD L. MORGAN                          Director                          June 15, 2000
-----------------------------------------
Howard L. Morgan

/S/ THOMAS NEWKIRK                            Director                          June 15, 2000
-----------------------------------------
Thomas Newkirk

/S/ LAWRENCE E. PHILLIPS                      Director                          June 15, 2000
-----------------------------------------
Lawrence E. Phillips

/S/ LESTER WUNDERMAN                          Director                          June 15, 2000
-----------------------------------------
Lester Wunderman

                                INDEX TO EXHIBITS




   EXHIBIT NUMBER                         EXHIBIT DOCUMENT
   --------------       --------------------------------------------------------------
        5.1             Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                        Corporation, as to the legality of securities being registered
                        (Counsel to the Registrant)

       23.1             Consent of PricewaterhouseCoopers LLP (Independent Accountants)

       23.2             Consent of Wilson Sonsini Goodrich & Rosati, Professional
                        Corporation (contained in Exhibit 5.1 hereto)

       24.1             Power of Attorney (see signature page)